UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: July 22, 2026
(Date of earliest event reported)

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
On July 22, 2026, Avanos Medical, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to vote on the proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 10, 2026, as supplemented on July 14, 2026 (“the Proxy Statement”).
As of the close of business on June 18, 2026, the record date for the Special Meeting (the “Record Date”), there were 46,847,816 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 35,207,549 shares of Common Stock, representing approximately 75.15% of the outstanding shares of Common Stock, were present in person or represented by proxy, constituting a quorum to conduct business.
At the Special Meeting, the Company’s stockholders voted on the following matters:
1.A proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 13, 2026 (as it has been or may be amended, supplemented, waived or otherwise modified in accordance with its terms, the “Merger Agreement”), by and among the Company, A-AV Holdco I, Inc., a Delaware corporation (“Parent”), and A-AV MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which, among other things, Merger Subsidiary will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”), and approve the consummation of the transactions contemplated by the Merger Agreement, including the Merger (“Proposal No. 1”);
2.A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (“Proposal No. 2”); and
3.A proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes cast at the Special Meeting to approve Proposal No. 1 (“Proposal No. 3”).
The final voting results for each proposal are described below. Proposal No. 3 was not submitted to the Company’s stockholders for approval at the Special Meeting because there were sufficient votes to approve Proposal No. 1. For more information on each of these proposals, see the Proxy Statement.
Proposal No. 1. The Company’s stockholders approved Proposal No. 1. The votes cast on Proposal No. 1 were as follows:

For	Against	Abstain	Broker Non-Votes
35,119,793	32,508	55,248	N/A
Proposal No. 2. The Company’s stockholders approved Proposal No. 2. The votes cast on Proposal No. 2 were as follows:

For	Against	Abstain	Broker Non-Votes
30,620,395	4,220,505	366,649	N/A

Item 7.01    Regulation FD Disclosure
On July 22, 2026, the Company issued a press release announcing the approval and adoption of the Merger Agreement, and the approval of the transactions contemplated thereby, by the Company’s stockholders at the Special Meeting. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.
The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
99.1	Press Release Issued by Avanos Medical, Inc. on July 22, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	July 22, 2026	By:	/s/ John S. Fischer
John S. Fischer Vice President, Head of Legal and Secretary